UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013
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Guidewire Software, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35394	36-4468504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 East Hillsdale Blvd., Suite 800
Foster City, CA 94404
(Address of principal executive offices, including zip code)

(650) 357-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On December 5, 2013, Guidewire Software, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders voted on the following two proposals, each of which is described in more detail in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 30, 2013:

1.	The election of two Class II directors; and

2.	The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2014.
The results of the two proposals voted on by the Company's stockholders at the Annual Meeting, including the number of votes cast for or against and the number of abstentions, if applicable, and broker non-votes with respect to each matter voted upon are set forth below:

1.	Election of Directors
The stockholders elected each of the two persons named below to serve as a Class II director of the Company for a three-year term that expires at the Company's annual meeting of stockholders in 2016 and until their successors are duly elected and qualified. The results of such vote were:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes in Favor
John Cavoores	46,277,375	356,875	5,951,386	99.23%
Guy Dubois	46,120,864	513,386	5,951,386	98.90%

2.	Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2014. The results of such vote were:

	Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
Ratification of the appointment of KPMG LLP	52,402,784	178,907	3,945	0	99.65%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 6, 2013

GUIDEWIRE SOFTWARE, INC.

By:	/s/ Karen Blasing
Karen Blasing
Chief Financial Officer